                                   EXHIBIT 12

                         FOOD 4 LESS SUPERMARKETS, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                                                                     52 Weeks Ended
                                                                                      June 25, 1994
                                                                          ----------------------------------
                                                                                                      Fixed
                                                                          Earnings                   Charges
                                                                          --------                   -------
Income (loss) before provision for income taxes,
   minority interest and extraordinary charge                              $     -                   $     -

Add Fixed Charges:
   Interest expense, including amortization of
      debt discount and deferred financing costs                            68,250                    68,250
   Interest factor in rent expense(1)                                       16,596                    16,596
                                                                            ------                    ------
                                                                           $84,846                   $84,846
                                                                            ======                    ======

Ratio of earnings to fixed charges                                             1.0
                                                                            ======


________________________

(1) Calculated as one-third of minimum rent expense (see note 5 in the audited financial statements.)





                                                                             1994
                                                                           --------
Minimum rent                                                               $49,788
                                                                            /    3
                                                                            ------
Interest factor                                                            $16,596
                                                                            ======